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                                                                    EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") dated as of May 14, 1997, between NOVAK & LACKEY CONSTRUCTION CO., INC., an Oklahoma corporation (together with its assigns, "N&L"), Frank D. Lackey ("Employee"), and SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation, ("STI").

1.  Definitions.

    (a) "Confidential Information" means all information of any kind, type or
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    nature (written or oral) that at any time during the employment of Employee by N&L is devised, developed, discovered or otherwise learned of by Employee to the extent that such information relates to N&L or its corporate parent or any of its subsidiaries or its corporate parent's subsidiaries, or any of their respective businesses, products, processes, properties, assets, customers, markets, marketing strategies, management, employees, technology, know-how, trade secrets, financial conditions or prospects; provided, however, Confidential Information shall not include
    (i) information otherwise available to the public; (ii) information generally known in the construction industry; and (iii) information regarding general construction practices.

    (b) "Person" means any individual, corporation, partnership, trust,
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    government or regulatory authority, or other entity.

2.  Employment. N&L shall employ Employee on terms described herein, and
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Employee accepts employment, upon the terms and conditions of this Agreement.
N&L and STI shall cause Employee to be elected as the Chairman of the Board of Directors of N&L.

3.  Term. The term of this Agreement shall begin on May 14, 1997 (the "Effective
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Date") and shall continue for a period of two (2) years, unless sooner terminated pursuant to the provisions of Sections 4 and 14 herein.

4.  Termination. This Agreement shall terminate automatically upon the
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expiration of its term or upon the death of the Employee or under circumstances described in Section 14 of this Agreement. In addition, this Agreement may be terminated by N&L or the Employee under the following circumstances:

    4.1  By N&L.
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         (a) Termination for Cause. N&L may terminate this Agreement at any time
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         prior to the expiration of its terms for cause. For purposes of this
         Section 4.1(a), "cause" shall mean: (i) Employee's conviction for any felony or crime of moral turpitude; (ii) Employee breach of any provision of Sections 10 and 11 of this Agreement; (iii) Employee's material breach of any provision of this Agreement other than Sections 10 and 11; (iv) the repeated and continuous failure or refusal
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         of Employee to perform his duties in a manner which is reasonably acceptable to N&L after being notified by N&L of such failure and such failure is not cured within 60 days; or (v) intentional neglect of duty. The Employee's termination shall not be considered to be for cause unless (i) reasonable notice shall have been provided to the Employee of the proposed termination together with the reasons for the termination specifying the conduct and clauses above serving as the basis therefor; and (ii) the Employee, together with his counsel, shall have been afforded an opportunity to be heard before the Board of Directors of N&L.

         (b) Termination Without Cause. N&L may, in its sole discretion, without
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         any cause whatsoever, terminate Employee's employment by providing him or her with 30 days' prior written notice and, at its election, may relieve Employee of his or her duties and responsibilities at any time thereafter. In the event of termination without cause, Employee shall be entitled to receive earned but unpaid salary due Employee at the time of his/her termination and to receive his/her base salary which would become due under the remaining term of this Agreement if the Employee had not been terminated. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment.

4.2  By Employee.
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         (a) Termination for Good Reason. Employee may terminate this Agreement
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         at any time prior to the expiration of its term for good reason. For purposes of this Agreement, good reason shall mean, without Employee's prior written consent (i) any reduction in the Employee's base salary as in effect as of the Effective Date or as may be increased thereafter; (ii) termination of Employee from the office of Chairman of the Board of Directors of N&L; (iii) requiring Employee to travel or otherwise be away from home for periods materially exceeding those required of Employee during the six months immediately preceding the Effective Date; (iv) requiring the Employee to relocate from his home as of the Effective Date; or (v) any other material breach of this Agreement by N&L. In the event of termination for good reason, Employee shall be entitled to receive earned but unpaid salary due Employee at the time of his/her termination and to receive his/her base salary which would become due under the remaining term of this Agreement if the Employee had not been terminated. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment. The Employee's termination shall not be considered to be for good reason unless reasonable notice shall have been provided to the President of STI of the proposed termination together with the reasons for the termination specifying the conduct and clauses above serving as the basis therefor.

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          (b)  Termination Without Cause. Employee may terminate this Agreement
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          without cause upon 30 days' written notice to N&L. Upon receipt of such notice, N&L may elect to terminate his or her employment at any time thereafter prior to the Employee's designated last day of employment, and provide him or her with pay until such designated last day in lieu of notice.

     4.3  By Death. If this Agreement is terminated by the death of Employee,
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     Employee's estate shall be entitled to receive earned but unpaid salary due
     Employee at the time of his death. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's death.

5.   Compensation.
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     (a) Salary. N&L shall pay Employee for all services rendered to or on
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     behalf of N&L a salary of $50,000 per year, payable in equal semi-monthly installments. Federal and state income tax withholding, social security contributions and any other taxes, deductions or assessments required by applicable law to be withheld from Employee's salary will be withheld from salary payments. Salary increases, if any, are at the sole discretion of N&L.

6.   Employee Benefits. Employee shall be entitled to participate on the same
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basis as other employees of N&L in all sick pay, fringe benefit or deferred compensation plans (other than stock option plans) as may be authorized and adopted from time to time by N&L for its employees generally, subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations. In addition, Employee shall be entitled to participate on the same basis as other employees of N&L and STI or any of its subsidiaries in all sick pay, fringe benefit or deferred compensation plans (other than stock option plans) as may be authorized and adopted from time to time by STI or any of its subsidiaries for the benefit of or participation of all employees of STI and its subsidiaries (other than N&L), subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations. Employee shall also be eligible to participate in any incentive, fringe benefit, deferred compensation or equity plans (other than stock option plans) made available to key employees of STI or its subsidiaries who are in comparable positions as Employee on the same basis as such comparable employees. For purposes of determining Employee's eligibility or vesting under any of STI's plans, Employee shall be credited for his/her years of service with N&L.

7.   Duties. Employee shall serve as the Chairman of the Board of Directors for
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N&L and his duties shall include all duties incident to the management of said position, unless otherwise directed by N&L's Board of Directors. N&L's Board of Directors may, at any time and from time to time, make such reasonable changes in Employee's job title and/or job description and add to or subtract from Employee's duties hereunder as management shall determine so long as any such change does not constitute a good reason as defined above.

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 8.  Extent of Services. Employee shall devote at least 120 hours per month to
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N&L's business.

 9.  Work Facilities. N&L will provide to Employee tools and equipment suitable
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and necessary to his/her position and appropriate for the performance of his/her duties (consistent with N&L's practices prior to the Effective Date) all of which tools must be returned to N&L upon severance or termination of Employee's employment with N&L.

10.  Non-Disclosure of Confidential Information. Except as otherwise required by
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law, Employee shall not, at any time from and after the Effective Date and for a period of two (2) years following termination of employment for any reason, directly or indirectly:

     (a) disclose or reveal all or any portion of the Confidential Information to any Person without the prior written consent of N&L, except to Persons designated or employed by N&L or STI or any of their respective subsidiaries; or

     (b) use or exploit the Confidential Information for any purpose other than in connection with Employee's employment duties and obligations.

11.  Non-competition
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     (a) Employee Acknowledgments. Employee acknowledges that N&L is engaged in
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     a highly competitive industry that relies heavily on its employees for its continued viability. Employee also acknowledges that Employee could become a competitor (after receiving Confidential Information and gaining the goodwill of N&L's customers). Employee acknowledges that, during employment, Employee will be personally entrusted with Confidential Information and that N&L will suffer great loss if Employee, directly or indirectly, competes with N&L after termination of employment.

     (b) Employee Covenants. Employee agrees that at all times during his/her
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     employment with N&L and for a period of two (2) years immediately following the termination of Employee's employment, Employee will not:

         (i) directly or indirectly, engage or participate in any business or other activities that would directly compete with the business of N&L within the United States; or

         (ii) directly or indirectly or on behalf of or in conjunction with any Person, solicit any customer of N&L, or anyone who had been a customer of N&L within six (6) months of Employee's termination, for the purpose of selling or supplying in any way to any of said customers, any products or services similar to the products or services actually sold, provided, distributed, designed or developed by N&L or STI or any of their respective subsidiaries to or for such customers;

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     provided, however, the foregoing shall not restrict Employee from being engaged or employed (i) in the construction industry generally in geographic areas where STI and N&L were not conducting business at the time of Employee's termination; or (ii) in the construction industry generally regardless of the geographic area of Employee's employment if such employment involves types of construction projects in which N&L had not materially participated during the six-month period immediately preceding such Employee's termination.

     (c) Non-Solicitation. Employee agrees that, during the term of his/her
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     employment with N&L, or for a period of two (2) years immediately following the termination of Employee's employment, Employee will not, directly or indirectly, or on behalf of or in conjunction with any other Person, solicit for employment any Person employed by N&L or STI or any of their respective subsidiaries at any time during the twelve-month (12-month) period immediately preceding such solicitation of employment; provided, however, nothing in this Agreement shall prohibit the employment of employees of N&L or STI or their subsidiaries pursuant to the unsolicited or general employment soliciting practices (e.g., pursuant to an advertisement in the local newspaper) by Employee or any Person acting in conjunction with Employee.

     The parties recognize that irreparable injury will result to N&L, its business and property in the event of a breach of the provisions of this Agreement by Employee. In the event of any actual or threatened breach of the provisions of this paragraph by Employee, N&L shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by Employee.

12.  Expenses. Employee may incur reasonable expenses in conducting and
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promoting N&L's business, including expenses for travel, and similar items. N&L will reimburse Employee for all such expenses upon Employee's presentation of an itemized account of such expenditures and sufficient detail and evidence or documentation of such expenditures as may be required by applicable federal and state tax laws or regulations in order for N&L to deduct such expenditures for income tax purposes.

13.  Vacations. Except as may be required by applicable law, Employee shall not
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be eligible for paid vacation time until after he/she completes three hundred sixty-five (365) calendar days of continuous employment with N&L (which period of continuous employment shall include Employee's continuous employment with N&L prior to the date of this Agreement), at which time he/she shall be eligible for five (5) days of paid vacation per year until Employee shall have been continuously employed by N&L for two (2) full years. From and after two (2) years of continuous employment and until Employee shall have been continuously employed by N&L for seven (7) full years, Employee shall be entitled to an additional five (5) days of paid vacation, thus having ten (10) total days of paid vacation per year. From and after seven (7) years of continuous employment, Employee shall be entitled to an additional five (5) days of paid

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vacation thus having fifteen (15) total days per year of paid vacation. Vacation time must be used during the year in which it accrues and may not be carried over from one year to the next.

14.  Disability of Employee. In the event Employee becomes disabled during
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his/her employment with N&L, which disability, in the opinion of N&L, renders
Employee unable to perform the essential functions of the job for which he/she was hired for a period of more than sixty (60) consecutive days or more than ninety (90) cumulative days in any consecutive twelve (12) month period of N&L, then upon request from Employee, N&L may, but shall not be required to, investigate reasonable accommodations that may allow Employee to continue performing his/her duties pursuant to this Agreement. If N&L elects to not undertake such investigation or if, in N&L's sole opinion, such investigation reveals that such reasonable accommodations can not be made or that no such reasonable accommodations can be made without undue economic hardship to N&L, then, unless applicable law requires otherwise, this Agreement shall terminate immediately upon written notice of such events to Employee. Upon termination of this Agreement under this paragraph, Employee shall be entitled to receive any earned but unpaid salary due Employee through the date such notice is mailed to Employee. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment. It is the intention of N&L to comply with any laws or governmental regulations applicable to its relationship with its employees. Consequently, any provisions of such applicable laws or regulations that require N&L take actions in respect of Employee in the event of Employee's becoming disabled during his/her employment with N&L, shall be given effect notwithstanding the terms of this paragraph.

15.  Arbitration. Any controversy or claim arising out of or relating to this
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Agreement, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association for commercial matters and the Uniform Arbitration Act, if any, then in effect in the state in which Employee resides (with the right of discovery for all parties as provided in the Rules of Civil Procedure applicable to actions commenced in the state courts of said state). Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The arbitrator shall apply the rules of law.

16.  Notices. Any notice required or desired to be given under this Agreement
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shall be in writing sent by certified mail to Employee's last known residence as shown in the records of Employer, or to N&L's principal office, as the case may be and shall be deemed to have been received by the party to which it is sent on the third day after which it was mailed, postage prepaid, return receipt requested.

17.  Waiver of Breach. N&L's waiver of a breach of any provision of this
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Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless in writing and signed by an authorized officer of N&L.

18.  Assignment. Employee acknowledges that his services are unique and
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personal. Accordingly, Employee may not assign his rights and delegate his duties or obligations under this

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Agreement. N&L's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon N&L's successors and assigns.

19.  Entire Agreement. This Agreement (and the Option Agreement and the Plan to
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the extent those documents are referred to herein) contain the entire understanding of the parties. This Agreement may not be waived, changed, modified, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. N&L specifically acknowledges that any present or future employee manuals, guidelines or handbooks are for Employee's information only and do not form a part of this Agreement unless such additional present or future employee manuals, guidelines or handbooks are specifically incorporated herein by reference pursuant to a written amendment to this Agreement.

20.  Headings. Headings in this Agreement are for convenience only and shall not
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be used to interpret or construe its provisions.

21.  Counterparts. This Agreement may be executed in two or more counterparts,
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each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.  Governing Law. This Agreement and any actions related to this Agreement
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shall be governed by the laws of the State of New Mexico.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

EMPLOYEE                                NOVAK & LACKEY CONSTRUCTION
                                        CO., INC., an Oklahoma corporation

/s/ FRANK D. LACKEY                     By: /s/ JAY LACKEY
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Frank D. Lackey                                   Jay Lackey, Vice-President

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